Exhibit 99.1

WellCare Announces Offering of $700 Million Senior Notes

TAMPA, Fla. (Aug. 6, 2018) — WellCare Health Plans, Inc. (NYSE: WCG) (“WellCare” or the “Company”) announced today that it intends to offer for sale $700 million aggregate principal amount of senior notes due 2026 (the “notes”).

WellCare intends to use the net proceeds from the offering to fund a portion of the cash consideration for the Company’s previously announced acquisition (the “Acquisition”) of Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc. and MeridianRx, a pharmacy benefit manager, (collectively, “Meridian”) to pay related fees and expenses and for general corporate purposes. If the Acquisition is not completed for any reason, WellCare will be required to redeem the notes, in whole, at a redemption price equal to 100% of the aggregate principal amount of the notes, plus accrued and unpaid interest. The offering is not contingent upon the consummation of the Acquisition, which the Company expects to close in the next few months, subject to the satisfaction of certain closing conditions, including the receipt of regulatory approvals.

The notes will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell the notes nor a solicitation for an offer to purchase the notes.

About WellCare Health Plans, Inc.

Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. The company served approximately 4.4 million members nationwide as of June 30, 2018. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will” and similar expressions are forward-looking statements. Statements regarding the offering and the Acquisition contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to complete the offering and the Acquisition in a timely manner or at all (which may adversely affect WellCare’s business), the failure to satisfy the conditions to the consummation of the Acquisition (including the receipt of certain governmental and regulatory approvals) and any requirements that may be imposed by governmental or regulatory authorities as a condition to approving the Acquisition. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the Company’s filings with the U.S. Securities and Exchange Commission, included under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

CONTACTS:

Investors	Media
Beau Garverick	Chris Curran
813-206-2329	813-206-5428
beau.garverick@wellcare.com	chris.curran@wellcare.com

Matt Humphries 813-206-6096 matt.humphries@wellcare.com